UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

March 19, 2013 (March 15, 2013)

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K, dated February 5, 2013, filed by Gramercy Capital Corp., a Maryland corporation (the "Company"), with the Securities and Exchange Commission, Gramercy Investment Trust, a Maryland real estate investment trust ("GIT"), Gramercy Investment Trust II, a Maryland real estate investment trust ("GIT II"), GKK Manager LLC, a Delaware limited liability company ("GKKM"), Gramercy Loan Services LLC, a Delaware limited liability company ("GLS"), GKK Liquidity LLC, a Delaware limited liability company ("GKKL"; and together with GIT, GIT II, GKKM and GLS, the "Sellers"), CWCapital Investments LLC, a Massachusetts limited liability company (the "Purchaser"), and, in each case solely for the purposes of Articles IX and X thereof, the Company and CW Financial Services LLC, a Massachusetts limited liability company, entered into a Sale and Purchase Agreement (the "Sale and Purchase Agreement") on January 30, 2013.

On March 18, 2013 (but effective as of March 15, 2013), pursuant to the Sale and Purchase Agreement and in exchange for a gross sales price of $9.9 million and net proceeds of approximately $6.6 million in cash after expenses, the Sellers completed the sale to the Purchaser of (i) GKKM's rights as the collateral manager pursuant to each of the collateral management agreements, indentures, preferred shares paying agency agreements, securities account control agreements and certain servicing agreements (collectively, the "CDO Agreements") for Gramercy Real Estate CDO 2005-1, Ltd., a Cayman Islands company ("CDO Issuer 2005"), Gramercy Real Estate CDO 2006-1, Ltd., a Cayman Islands company ("CDO Issuer 2006"), and Gramercy Real Estate CDO 2007-1, Ltd., a Cayman Islands company ("CDO Issuer 2007"; and together with CDO Issuer 2005 and CDO Issuer 2006, the "CDOs"), including all of its rights to receive collateral management fees and other amounts payable to GKKM under such agreements and to remove and appoint special servicers; and (ii) GLS' rights to receive accrued and unpaid servicing fees and other compensation pursuant to the CDO Agreements and all other servicing, liquidation and workout fees payable to GLS relating to such agreements.

In addition, on March 18, 2013, GKKL resigned as advancing agent under the CDOs.

Item 2.02. Results of Operations and Financial Condition.

On March 19, 2013, the Company issued an earnings press release relating to the Company's financial performance for the quarter and the year ended December 31, 2012. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the Company intends to hold a conference call and audio webcast on March 19, 2013. The Company is attaching the presentation materials to be made available during the webcast as Exhibit 99.2 to this Current Report on Form 8-K.

The information being furnished pursuant to this "Item 2.02. Results of Operations and Financial Condition" (including Exhibits 99.1 and 99.2) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7.01. Regulation FD Disclosure.

As discussed in Item 2.02. above, the Company issued a press release, dated March 19, 2013, relating to its financial performance for the quarter and the year ended December 31, 2012 and the sale of the CDO Agreements, the text of which is incorporated by reference into this "Item 7.01. Regulation FD Disclosure." In addition, as discussed in Item 2.02. above, the Company is making the presentation materials available, the text of which is incorporated by reference into this "Item 7.01. Regulation FD Disclosure."

The information being furnished pursuant to this "Item 7.01. Regulation FD Disclosure" shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release of Gramercy Capital Corp., dated March 19, 2013.
99.2	Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2013

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer